PRESS RELEASE
                               THE PROVIDENT BANK

Contact:

Kenneth J. Wagner
Investor Relations
Provident Financial Services, Inc.
830 Bergen Avenue
Jersey City, NJ  07306
201-915-5344


For Immediate Release: 5:00 pm EST, October 30, 2003


        Provident Financial Services, Inc. Announces Quarterly Earnings;
                        Declares Quarterly Cash Dividend


JERSEY CITY, NJ, October 30, 2003 - Provident Financial Services, Inc. (NYSE:PFS) the holding company for The Provident Bank reported net income of $8.1 million for the quarter ended September 30, 2003, an increase of $4.5 million or 122.90% compared to net income of $3.7 million for the quarter ended September 30, 2002. Results for the quarter ended September 30, 2002 were adversely impacted by a $11.1 million charge to operations for the provision for loan losses resulting from a loan charge-off relating to a mortgage warehouse loan. For the nine months ended September 30, 2003, Provident Financial Services reported net income of $10.5 million, a decrease of $8.1 million or 43.60% compared to net income of $18.7 million for the nine months ended September 30, 2002. This reduction in net income for the nine months ended September 30, 2003 is due primarily to the one-time expense associated with the $15.6 million contribution net of tax to The Provident Bank Foundation. Provident Financial Services reported basic and diluted earnings per share of $0.14 for the quarter ended September 30, 2003 and basic and diluted earnings per share of $0.16 for nine months ended September 30, 2003, which includes the results of operations from January 15, 2003.

"Our third quarter results were challenged by the current low interest-rate environment and the associated net interest margin compression due to prepayment activity associated with mortgage related assets," said Paul M. Pantozzi, Chairman of the Board, Chief Executive Officer and President of Provident Financial Services, Inc. and The Provident Bank. Pantozzi added that "Consistent with our strategy to expand our franchise, during the third quarter we acquired three branch offices located in Howell, Jackson, and Rocky Hill, NJ from another bank, and in early October we opened in North Brunswick our second de novo branch this year.

During the third quarter, management conducted a strategic review of all business lines and their alignment with our business strategy of building and expanding customer relationships. After this review management determined that mortgage warehouse lending did not meet our core business product criteria, and a decision was made to de-emphasize the mortgage warehouse business. Consistent with that decision, The Provident Bank has entered into an agreement to sell substantially all of its mortgage warehouse lines of credit to Independence Community Bank. The transaction is expected to be completed in November, 2003.


DECLARATION OF QUARTERLY DIVIDEND

On October 29, 2003 the Board of Directors declared a quarterly cash dividend of $0.05 per common share. The dividend is payable on November 28, 2003 to stockholders of record as of the close of business on November 14, 2003.


COMPARISON OF OPERATING RESULTS

Total net interest income increased $1.8 million or 6.14% to $30.7 million for the quarter ended September 30, 2003 compared to $29.0 million for the quarter ended September 30, 2002. Interest income for the third quarter of 2003 decreased $1.1 million or 2.54% to $43.9 million compared to $45.0 million for the comparable quarter in 2002. As a result of the current low interest rate environment, Provident Financial Services experienced accelerated premium amortization expense in the mortgage-backed securities portfolio related to prepayments in the underlying securities. Premium amortization expense in the amount of $3.7 million for the three months ended September 30, 2003 has been recorded as an adjustment to yield. Interest expense decreased $2.9 million or 18.22% to $13.1 million for the quarter ended September 30, 2003 compared to $16.0 million for the quarter ended September 30, 2002.


The average balance of investment securities held to maturity and securities available for sale increased $798.9 million or 93.52% to $1.65 billion for the quarter ended September 30, 2003 compared to $854.3 million for the comparable period in 2002. This increase is primarily due to the investment of proceeds from the conversion of The Provident Bank from a mutual to stock savings bank, a leverage strategy implemented in the fourth quarter of 2002 and completed early in the second quarter of this year and the reinvestment of cash from loan prepayments and refinance activity due to the current low interest rate environment. The average balance of net loans increased $77.1 million or 3.98% to $2.017 billion for the quarter ended September 30, 2003 compared to $1.94 billion for the comparable quarter in 2002. The average yield on interest earning assets decreased 168 basis points to 4.49% for the quarter ended September 30, 2003 compared to 6.17% for the comparable quarter in 2002, primarily due to the reinvestment of cash from loan and mortgage-backed securities prepayments in lower yielding loans and investments, as well as rate modifications in the commercial real estate portfolio.

Average core deposit account balances increased $247.4 million or 17.03% to $1.70 billion at September 30, 2003 compared to $1.453 billion at September 30, 2002. Core deposit accounts consist of all demand deposit and savings accounts. Average time deposit balances decreased $107.3 million or 9.91% to $974.9 million for the quarter ended September 30, 2003 compared to $1.1 billion for the comparable quarter in 2002. Average borrowings increased $403.5 million or 192.81% to $612.8 million for the quarter ended September 30, 2003 compared to $209.3 million for the quarter ended September 30, 2002. The average cost of interest bearing liabilities decreased 81 basis points to 1.76% for the quarter ended September 30, 2003 compared to 2.57% for the quarter ended September 30, 2002. The decrease in the average cost of interest-bearing liabilities can be attributed to the decrease in core deposit account rates and the continued decrease in rates on time deposits.

Net interest margin decreased 82 basis points to 3.15% for the quarter ended September 30, 2003 compared to 3.97% for the quarter ended September 30, 2002, and the net interest margin decreased 70 basis points to 3.33% compared to 4.03% for the nine months ended September 30, 2002. The interest rate spread decreased 86 basis points to 2.73% for the quarter ended September 30, 2003 compared to 3.59% for the comparable quarter in 2002, and the interest rate spread decreased 82 basis points to 2.84% from 3.66% for the nine months ended September 30, 2002. Compared to the trailing quarter, net interest margin decreased 26 basis points to 3.15% and interest rate spread decreased 20 basis points to 2.73%. Net interest margin and net interest spread have narrowed as a result of the current low interest rate environment and the reinvestment of cash from prepayments of loans and investments related to refinance activity at lower current interest rates.

Non-interest income increased $1.0 million or 17.39% to $6.8 million for the quarter ended September 30, 2003 compared to $5.8 million for the comparable period in 2002. This increase is attributable to an increase of $700,000 in fee income, and a $664,000 increase in gains on securities sales, and is partially offset by a $362,000 decrease in other income. For the nine months ended September 30, 2003, non-interest income decreased $335,000 or 1.89% to $17.4 million compared to $17.7 million at September 30, 2002. For the nine months ended September 30, 2003, fees on retail accounts increased $935,000 or 8.42% to $12.0 million compared to $11.1 million for the nine months ended September 30, 2002. Other income decreased $918,000 or 35.83% to $1.6 million at September 30, 2003 compared to $2.6 million at September 30, 2002. For the nine months ended September 30, 2003, net profit on the sale of loans decreased $720,000 or 45.13% to $877,000 compared to $1.6 million in the comparable period in 2002. For the nine months ended September 30, 2003, net gains on the sale of other assets decreased $320,000 or 65.60% to $168,000 compared to $488,000 for the comparable period in 2002. For the quarter ended September 30, 2002, a $240,000 gain associated with the sale of bank-owned property was recorded.

Non-interest expense increased $4.7 million or 22.55% to $25.7 million for the quarter ended September 30, 2003 compared to $21.0 million for the quarter ended September 30, 2002. For the nine months ended September 30, 2003, non-interest expense increased $32.3 million or 49.28% to $97.9 million compared to $65.6 million for the nine months ended September 30, 2002. The increase in non-interest expense for the nine months ended September 30, 2003 is primarily due to the one-time expense associated with the $24 million contribution to The Provident Bank Foundation that was recorded in the first quarter of 2003. Salary and benefit expense increased $2.8 million or 24.61% to $14.2 million for the three months ended September 30, 2003 compared to $11.4 million for the three months ended September 30, 2002. For the nine months ended September 30, 2003 salary and benefit expense increased $4.3 million or 12.30% to $38.8 million compared to $34.5 million on September 30, 2002 The increase in salary and benefit expense is primarily attributable to benefit expenses related to new stock-related benefit plans: the employee stock ownership plan in the amount of $2.0 million, the stock award plan in the amount of $639,000 and stock option plan in the amount of $768,000. In the quarter ended September 30, 2003, we adopted the fair value based method, SFAS No. 123 "Accounting for Stock Based Compensation" to recognize compensation expense on all outstanding stock option awards from the time of grant. Other operating expenses increased $719,000 or 20.93% to $4.2 million for the quarter ended September 30, 2003 compared to $3.4 million for the comparable quarter in 2002. For the nine months ended September 30, 2003, other operating expenses increased $2.1 million or 18.24% to $13.8 million compared to $11.6 million on September 30, 2002. This increase is primarily due to an increase of $1.2 million or 211.76% in insurance premiums and $508,000 or 20.41% in amortization of intangible assets.

The provision for loan losses for the three months ended September 30, 2003 was $160,000, a decrease of $10.9 million compared to $11.1 million for the three months ended September 30, 2002. For the nine months ended September 30, 2003, the provision for loan losses was $1.1 million compared to $12.3 million in 2002. This decrease is related to an $11.8 million charge to the allowance for loan losses recognized in the third quarter of 2002 related to a non-performing mortgage warehouse loan. The allowance for loan losses was $21.3 million or 1.01% of total loans at September 30, 2003 compared to $21.3 million or 1.07% of total loans at September 30, 2002 and $21.0 million or 1.02% of total loans at December 31, 2002. At September 30, 2003, the allowance for loan losses as a percentage of non-performing loans increased to 364.02% from 167.37% at September 30, 2002 and increased from 246.55% at December 31, 2002.




COMPARISON OF FINANCIAL CONDITION

Total assets at September 30, 2003 increased $252.0 million or 6.43% to $4.2 billion compared to $3.9 billion at December 31, 2002.

Total loans at September 30, 2003 increased $60.8 million or 2.96% to $2.11 billion compared to $2.05 billion at December 31, 2002. Residential mortgage loans increased $125.9 million or 18.00% to $825.4 million for the nine months ended September 30, 2003 compared to $699.5 million at December 31, 2002. Residential mortgage loan originations totaled $297.3 million and one-to-four family loans purchased totaled $144.1 million at September 30, 2003. Residential loan payoffs totaled $277.1 million, excluding scheduled amortization, and loans sold totaled $3.0 million at September 30, 2003. Commercial real estate loans decreased $2.6 million or 0.60% to $435.0 million at September 30, 2003 compared to $437.7 million at December 31, 2002. Multi-family loans decreased $1.9 million to $75.2 million at September 30, 2003 compared to $77.0 million at December 31, 2002. Construction loans decreased $20.8 million or 21.65% to $75.2 million at September 30, 2003 compared to $96.0 million at December 31, 2002. Commercial loans increased $21.1 million or 11.12% to $211.1 million at September 30, 2003 compared to $190.0 million at December 31, 2002. Mortgage warehouse loans decreased $61.1 million or 22.10% to $215.3 million at September 30, 2003 compared to $276.4 million at December 31, 2002, consistent with the strategic decision to de-emphasize this line of business. Consumer loans decreased $732,000 or 0.27% to $275.1 million at September 30, 2003 compared to $275.8 million at December 31, 2002. Retail loans, which consist of one to four family residential mortgages and consumer loans, such as fixed-rate home equity loans and lines of credit, totaled $1.1 billion and accounted for 52.13% of the loan portfolio at September 30, 2003 compared to $975.3 million or 47.53% of the portfolio at December 31, 2002. Commercial loans, consisting of commercial real estate, multi-family, construction, mortgage warehouse and commercial loans, totaled $1.0 billion, accounting for 47.87% of the loan portfolio at September 30, 2003 compared to $1.1 billion or 52.47% at December 31, 2002.

Investment securities held to maturity increased $285.5 million or 132.12% to $501.6 million at September 30, 2003, compared to $216.1 million at December 31, 2002. The increase in investment securities held to maturity was the result of a leverage strategy that was completed in the second quarter of 2003. Securities available for sale decreased $105.5 million or 8.49% to $1.1 billion at September 30, 2003 compared to $1.2 billion at December 31, 2002.

Bank-owned life insurance increased $22.8 million or 47.87% to $70.5 million at September 30, 2003 compared to $47.7 million at December 31, 2002. This increase was due primarily to an additional $20.0 million purchase of bank-owned life insurance in the first quarter of 2003 and increases in the cash surrender value.

Total non-performing loans totaled $5.8 million at September 30, 2003 compared to $8.5 million at December 31, 2002 and $12.8 million at September 30, 2002. Total non-performing loans as a percentage of total loans were 0.28% at September 30, 2003 compared to 0.41% at December 31, 2002 and 0.62% at September 30, 2002. The allowance for loan losses as a percentage of non-performing loans was 364.02% compared to 246.55% at December 31, 2002 and 166.94% at September 30, 2002. The allowance for loan losses as a percentage of total loans was 1.01% at September 30, 2003 compared to 1.02% at December 31, 2002 and 1.07% at September 30, 2002.

Total deposits decreased $553.5 million or 17.06% to $2.7 billion at September 30, 2003 from $3.2 billion at December 31, 2002. The largest decrease was in demand deposit accounts, which decreased $526.0 million to $743.5 million at September 30, 2003 from $1.3 billion at December 31, 2002. This decrease is primarily attributable to the funds held in the conversion escrow account totaling $526.0 million that were held for the purchase of shares of Provident Financial Services, Inc. common stock. Savings deposits increased $60.4 million or 6.55% to $982.8 million at September 30, 2003 compared to $922.4 million at December 31, 2002. Compared to the trailing quarter, core deposits increased $46.1 million or 2.7%, core deposits at September 30, 2003 represented 64.2% of total deposits compared to 62.9% at June 30, 2003. Time deposits decreased $88.0 million or 8.37% to $963.5 million at September 30, 2003 from $1.05 billion at December 31, 2002.

Total borrowed funds increased $290.5 million or 89.91% to $613.6 million at September 30, 2003 from $323.1 million at December 31, 2002. Federal Home Loan Bank borrowings increased $398.0 million or 244.24% to $560.9 million at September 30, 2003 compared to $267.1 million at December 31, 2002. The increase in borrowed funds was due primarily to a leverage strategy.

The Provident Bank maintains its corporate offices in Jersey City, New Jersey. The Provident Bank currently operates 54 full service branches throughout northern and central New Jersey.

Forward-looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
              September 30, 2003 (Unaudited) and December 31, 2002
                             (Dollars in Thousands)




                       Assets                                          September 30, 2003            December 31, 2002
                                                                  -----------------------------   -----------------------

Cash and due from banks                                        $                     100,123                   101,352
Federal funds sold                                                                    93,000                    73,000
Short-term investments                                                                35,672                    90,503
                                                                  -----------------------------   -----------------------
                     Total cash and cash equivalents                                 228,795                   264,855
                                                                  -----------------------------   -----------------------

Investment securities (market value of $510,776                                      501,647                   216,119
    (unaudited) and $221,435 at September 30, 2003
    and December 31, 2002)
Securities available for sale, at fair value                                       1,136,623                 1,242,118
Federal Home Loan Bank stock                                                          28,047                    13,356

Loans                                                                              2,113,697                 2,052,855
    Less allowance for loan losses                                                    21,288                    20,986
                                                                  -----------------------------   -----------------------
                     Net loans                                                     2,092,409                 2,031,869
                                                                  -----------------------------   -----------------------

Other real estate owned, net                                                              41                      --
Banking premises and equipment, net                                                   46,637                    44,005
Accrued interest receivable                                                           16,481                    15,842
Intangible assets                                                                     24,346                    25,405
Bank-owned life insurance                                                             70,472                    47,659
Other assets                                                                          25,700                    17,980
                                                                  -----------------------------   -----------------------
                     Total assets                              $                   4,171,198                 3,919,208
                                                                  =============================   =======================

               Liabilities and Equity
Deposits:
    Demand deposits                                            $                     743,520                 1,269,421
    Savings deposits                                                                 982,843                   922,404
    Certificates of deposit of $100,000 or more                                      155,185                   160,867
    Other time deposits                                                              808,328                   890,642
                                                                  -----------------------------   -----------------------
                     Total deposits                                                2,689,876                 3,243,334

Mortgage escrow deposits                                                              10,554                     9,582
Borrowed funds                                                                       613,553                   323,081
Other liabilities                                                                     23,446                    17,202
                                                                  -----------------------------   -----------------------
                     Total liabilities                                             3,337,429                 3,593,199
                                                                  -----------------------------   -----------------------

Stockholders' Equity:
  Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued -- -- Common stock, $0.01 par value,
  200,000,000 shares authorized, 61,538,300 shares issued and 61,477,700 outstanding at September 30, 2003 and 0 shares issued and outstanding at
  December 31, 2002, respectively.
                                                                                         615
Additional paid-in capital                                                           605,581
Retained earnings                                                                    319,113                   314,111
Accumulated other comprehensive income                                                 7,662                    11,898
Less: Unallocated common stock held by the
         employee stock ownership plan                                               (73,473)
Less: Common stock acquired by the stock award plan                                  (25,729)
                                                                  -----------------------------   -----------------------
                                                                  -----------------------------   -----------------------
                     Total stockholders' equity                                      833,769                   326,009
                                                                  -----------------------------   -----------------------
                     Total liabilities and stockholders
                         Equity                                $                   4,171,198                 3,919,208
                                                                  =============================   =======================



                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
   Three Months and Nine Months Ended September 30, 2003 and 2002 (Unaudited)
                  (Dollars in Thousands, except per share data)



                                                               Three Months Ended               Nine Months Ended
                                                                  September 30                    September 30
                                                        ---------------------------------   --------------------------
                                                             2003                2002          2003           2002
                                                        ---------------       -----------   ------------   -----------
Interest income:
    Real estate secured loans                        $        20,371            23,408         62,563        72,368
    Commercial loans                                           5,608             4,778         16,666
                                                                                                            13,052
    Consumer loans                                             4,470             5,316         13,859        16,231
    Investment securities                                      4,195             1,249         12,724         3,942
    Securities available for sale                              8,737             9,812         30,854        26,388
    Other short-term investments                                 126                76            370           203
    Federal funds                                                347               360          1,040         1,123
                                                        ---------------       -----------   ------------   -----------

                   Total interest income                      43,854            44,999        138,076       133,307

Interest expense:
    Deposits                                                   8,792            13,869         30,962        41,853
    Borrowed funds                                             4,325             2,170         11,137         6,279
                                                        ---------------       -----------   ------------   -----------

                   Total interest expense                     13,117            16,039         42,099        48,132

                   Net interest income                        30,737            28,960         95,977        85,175

Provision for loan losses                                        160            11,050          1,060        12,250
                                                        ---------------       -----------   ------------   -----------

                   Net interest income after
                     provision for loan losses                30,577            17,910         94,917        72,925

Non-interest income:
    Fees                                                       4,333             3,633         12,043        11,108
    Net gain on securities
      transactions                                               665                 1            661           960
    Commissions                                                   39               334            197           932
    Bank-owned life insurance                                  1,019               726          2,813         2,131
    Other income                                                 695             1,057          1,644         2,562
                                                        ---------------       -----------   ------------   -----------

                   Total non-interest income                   6,751             5,751         17,358        17,693

Non-interest expense:
    Salaries and employee benefits                            14,151            11,356         38,797        34,546
    Net occupancy expense                                      3,727             3,256         10,562         9,834
    Federal deposit insurance                                    105               104            339           311
    Data processing expense                                    1,666             1,500          4,939         4,523
    Advertising and promotion expense                          1,062               568          2,554         2,274
    Amortization of intangibles                                  863               774          2,997         2,489
    Other operating expenses                                   4,154             3,435         13,766        11,642
    Contribution to The Provident Bank Foundation               --                --           24,000          --
                                                        ---------------       -----------   ------------   -----------

                   Total non-interest expenses                25,728            20,993         97,954        65,619

                   Income before income tax expense
                     and the cumulative effect of a
                     change in accounting principle  $        11,600             2,668         14,321        24,999

Income tax expense (benefit)                                   3,462              (983)         3,788         5,803
                                                        ---------------       -----------   ------------   -----------

                   Income before the cumulative effect
                     of a change in accounting principle       8,138             3,651         10,533        19,196


Cumulative effect of a change in accounting principle,
    net of tax of $0                                             --                --             --           (519)
                                                        ---------------       -----------   ------------   -----------
                   Net income                        $         8,138             3,651         10,533        18,677
                                                        ===============       ===========   ============   ===========

Basic Earnings Per Share (1)                                     $0.14                            $0.16
Average basic shares outstanding                            56,972,858                       58,702,373

Diluted Earnings Per Share (1)                                   $0.14                            $0.16
Average diluted shares outstanding                          57,174,970                       58,774,166






               PROVIDENT FINANACIAL SERVICES, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data)(unaudited)



                                                              For the                                For the
                                                        Three Months Ended                      Nine Months Ended
                                                           September 30                            September 30
                                                  --------------------------------      -----------------------------------
                                                      2003               2002               2003                2002
                                                      ----               ----               ----                ----
INCOME STATEMENT:
Net Interest Income (3)                         $       30,737             28,960     $       95,977                85,175
Provision for Loan Losses                                  160             11,050              1,060                12,250
Non-interest Income                                      6,751              5,751             17,358                17,693
Non-interest Expense                                    25,728             20,993             97,954                65,619
Income before income tax expense
  and the cumulative effect of a
  change in accounting principle                        11,600              2,668             14,321                24,999
Cumulative effect of a change in
  accounting principle                                     ---                ---                ---                 (519)
Net Income                                               8,138              3,651             10,533                18,677
Basic Earnings Per Share (1)                             $0.14                ---              $0.16                   ---
Diluted Earnings Per Share (1)                           $0.14                ---              $0.16                   ---
Interest Rate Spread                                     2.73%              3.59%              2.84%                 3.66%
Net Interest Margin                                      3.15%              3.97%              3.33%                 4.03%

PROFITABILITY:
Return on average assets                                 0.78%              0.47%              0.34%                 0.83%
Return on average equity                                 3.84%              4.65%              1.74%                 8.29%
Operating expense to
     average assets                                      2.47%              2.70%              3.20%                 2.91%
Efficiency ratio (net of foundation expense) (2)        68.63%             60.48%             65.25%                63.79%

ASSET QUALITY:
Non-performing loans                                                                           5,848                12,786
Other Real Estate Owned                                                                           41                   123
Non-performing loans to
     total loans                                                                               0.28%                 0.62%
Non-performing assets to
     total assets                                                                              0.14%                 0.33%
Allowance for loan losses                                                                     21,288                21,345
Allowance for loan losses to
     non-performing loans                                                                    364.02%               166.94%
Allowance for loan losses to
     total loans                                                                               1.01%                 1.07%
AVERAGE BALANCE SHEET DATA:
Assets                                              $4,167,851         $3,111,216         $4,085,849            $3,010,805
Loans, net                                          $2,016,717         $1,939,584         $1,981,261            $1,932,947
Earnings assets                                     $3,908,424         $2,916,851         $3,848,485            $2,816,727
Core deposits                                       $1,700,013         $1,452,618         $1,674,773            $1,392,610
Borrowings                                            $612,818           $209,290           $537,132              $197,293
Interest -bearing liabilities                       $2,977,902         $2,491,868         $2,886,430            $2,419,676
Stockholders equity                                   $846,885           $314,131           $809,045              $300,412
Average yield on interest
     earning assets                                      4.49%              6.17%              4.78%                 6.31%

Average cost of interest
     bearing liabilities                                 1.76%              2.57%              1.94%                 2.65%


CAPITAL RATIOS:
Leverage capital                                        19.37%              9.16%             19.37%                 9.16%
Total risk based capital                                35.39%             14.50%             35.39%                14.50%
Average equity to
     average assets                                     20.32%             10.10%             19.80%                 9.98%

Notes
(1) Basic and Diluted Earnings Per Share for nine months includes the results of operations from January 15, 2003, the date we completed our Plan of Conversion, in the amount of $9,553,000, for the nine months ended September 30, 2003.

(2)  Efficiency Ratio Calculation
                                                       9/30/03            9/30/02            9/30/03               9/30/02
                                                       -------            -------            -------               -------
     Net-Interest Income                                30,737             28,960             95,977                85,175
     Non-Interest Income                                 6,751              5,751             17,358                17,693
                                                         -----              -----             ------                ------

     Total Income:                                      37,488             34,711            113,335               102,868

     Non-Interest Expense:                              25,728             20,993             97,954                65,619

     LESS: The Provident Bank
     Foundation Donation                                   ---                ---           (24,000)                   ---
     Adjusted Non-Interest Expense                      25,728             20,993             73,954                65,619

     Expense/Income:                                    68.63%             60.48%             65.25%                63.79%
                                                        ======             ======             ======                ======


(3) Certain prior period amounts have been reclassified to correspond with the current period presentation.
